Exhibit 3.4
AMENDED & RESTATED BYLAWS
OF
XPLR INFRASTRUCTURE PARTNERS GP, INC.

ARTICLE I. MEETINGS OF STOCKHOLDER

    Section 1    Annual Meeting. The annual meeting of the stockholder for the election of directors and the transaction of any other business shall be held on such date and at such time and in such place, either within or without the State of Delaware, as may be designed by the Board of Directors.

    Section 2    Special Meetings. Special meetings of the stockholder may be called by the Chairman of the Board of Directors, the President, the Board of Directors, or as otherwise provided by law.

    Section 3    Action without a Meeting. Any action required or permitted to be taken at a stockholder’s meeting, may be taken without a meeting, by a consent in writing setting forth the action to be taken and signed by the stockholder.

ARTICLE II. DIRECTORS

Section 1 General Powers. Except as provided in the Corporation’s amended and restated certificate of incorporation as then in effect (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Amended and Restated Certificate of Incorporation”), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Amended and Restated Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the power of the Corporation, subject to the provisions of the laws of Delaware, the Amended and Restated Certificate of Incorporation and these Bylaws.

Section 2 Number and Qualifications. The Board of Directors shall consist initially of such number of directors as is set forth in the Written Consent of Sole Incorporator, and thereafter shall consist of such number as may be fixed from time to time by resolution of the Board of Directors. The directors need not be stockholders.

Section 3 Election and Term. At each annual meeting, the stockholder shall elect directors to hold office for a term of one year or until his or her successor is duly elected and qualified or until his or her earlier resignation, retirement, removal from office or death.

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Section 4 Vacancies. Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum of directors. Any person elected to fill a vacancy shall hold office only until the next election of directors by the stockholder.

Section 5 Regular Meetings. The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholder, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

Section 6 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, or by a majority of directors.

Section 7 Notice and Place of Meetings. Regular meetings of the Board of Directors shall be held without notice at the location of and immediately after the annual stockholder’s meeting in each year, and at such other time and place, as may be determined by the Board of Directors. Notice of the time and place of special meetings of the Board of Directors shall be given to each director either personally, by telephone, by mail, by telecopy or by other means of electronic transmission, at least two days prior to the meeting (notice by mail shall be deemed delivered three days after deposit in the U.S. mail).

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Meetings of the board of directors shall be presided over by the Chairman of the Board, or if such position is vacant or such person is absent, by the lead director (if such a position shall have been duly established by the Board of Directors), or, if such position is vacant or such person is absent, by the Chief Executive Officer designated as such by the Board of Directors pursuant to Article III, Section 1 of these Bylaws. If

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none of the Chairman of the Board, the lead director or the Chief Executive Officer is present, the directors shall elect a chairman for the meeting from one of their members present.

Section 8 Quorum. A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law, the Amended and Restated Certificate of Incorporation or these Bylaws. The members of the Board of Directors shall act only as the Board of Directors and the individual members thereof shall not have any powers as such.

Section 9 Committees. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may designate from among its members any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers and perform such duties as shall be determined and specified by the Board of Directors in the resolution of appointment. Subject to the Amended and Restated Certificate of Incorporation, any member of such a committee may be removed at any time, with or without cause, by the Board of Directors. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors.

Section 10 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE III. OFFICERS

    Section 1    Types. The officers of the Corporation may consist of a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may determine from time to time. The Chief Executive Officer of the Corporation shall be either the Chairman of the Board or the President as determined by the Board of Directors. The Chairman of the Board and the President of the Corporation shall each have the authority to appoint one or more Assistant Treasurers, Assistant Controllers and Assistant Secretaries.

    Section 2    Appointment and Term. The officers of the Corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized to appoint officers. Each officer shall hold office until the first Board of Directors meeting

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immediately following the annual stockholder’s meeting next occurring after his or her appointment to office and until his or her successor shall have been appointed or until his or her earlier resignation, retirement, removal from office or death.

    Section 3    Duties. All officers of the Corporation shall have such authority and shall perform such duties as generally pertain to their respective offices and shall have such additional authority and perform such additional duties as may from time to time be determined by resolution of the Board of Directors.

    Section 4    Removal of Officers. Any officer may be removed by the Board of Directors at any time with or without cause. Any officer appointed by the Chief Executive Officer or the President may be removed by either the Chief Executive Officer or the President at any time with or without cause.

ARTICLE IV. STOCK CERTIFICATES

Section 1 Issue of Certificates of Stock. The shares of the Corporation shall be represented by Certificates. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any of or all of the signatures on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.

Section 2. Lost, Destroyed and Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as such owner may have under the laws of the State of Delaware.

ARTICLE V. DIVIDENDS

The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper

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purposes of the Corporation, and, subject to the requirements of the Amended and Restated Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation, if any, shall be declared as dividends and paid to the stockholder, and to fix the date or dates for the payment of dividends.

ARTICLE VI. INDEMNIFICATION/ADVANCEMENT OF EXPENSES

    Section 1.    Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment), any person (a “Covered Person”) who was or is made a party or is threatened to be made a party to, or was or is called as a witness, or was or is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.

    Notwithstanding the foregoing, except with respect to indemnification specified in Section 3 of this Article VI, the Corporation shall indemnify a Covered Person in connection with a Proceeding (or part thereof) initiated by such person only if authorization for such Proceeding (or part thereof) was not denied by the Board of Directors of the Corporation prior to 60 days after receipt of notice thereof from such person.

    Section 2.    Expenses. Expenses, including attorneys' fees, incurred by a Covered Person in defending or otherwise being involved in a Proceeding in connection with his or her status as a Covered Person shall be paid by the Corporation in advance of the final disposition of such Proceeding, including any appeal therefrom, (i) in the case of (A) a director or officer, or former director or officer, of the Corporation or (B) a director, officer or other employee, or former director, officer or other employee, of the Corporation serving as a trustee or fiduciary of any employee benefit plan of the Corporation, upon receipt of an undertaking ("Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation; or (ii) in the case of any other Covered Person, upon such terms and as the Board of Directors, the Chairman of the Board or the President of the Corporation deems appropriate.

    Notwithstanding the foregoing, in connection with a Proceeding (or part thereof) initiated by such person, except a Proceeding authorized by Section 3 of this Article VI,

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the Corporation shall pay said expenses in advance of final disposition only if authorization for such Proceeding (or part thereof) was not denied by the Board of Directors of the Corporation prior to 60 days after receipt of a request for such advancement accompanied by an Undertaking.

    A person to whom expenses are advanced pursuant to this Section 2 shall not be obligated to repay such expenses pursuant to an Undertaking until the final determination of any pending Proceeding in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to such Undertaking.

    Section 3.    Protection of Rights. If a claim for indemnification under Section 1 of this Article VI is not promptly paid in full by the Corporation after a written claim has been received by the Corporation or if expenses pursuant to Section 2 of this Article VI have not been promptly advanced after a written request for such advancement accompanied by an Undertaking has been received by the Corporation (in each case, except if authorization thereof was denied by the Board of Directors of the Corporation as provided in Article VI, Section 1 and Section 2, as applicable), the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such Covered Person shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking has been tendered to the Corporation) that indemnification of the Covered Person is prohibited by law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholder) to have made a determination, if required, prior to the commencement of such action that indemnification of the Covered Person is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholder) that indemnification of the Covered Person is prohibited, shall be a defense to the action or create a presumption that indemnification of the Covered Person is prohibited.

    Section 4.    Miscellaneous.

        (A) Power to Request Service and to Grant Indemnification. The Chairman of the Board or the President or the Board of Directors may request any director, officer, agent or employee of the Corporation to serve as its representative in the position of a director or officer (or in a substantially similar capacity) of an entity or enterprise other than the Corporation, and may grant to such person indemnification by the Corporation as described in Section 1 of this Article VI.

        (B) Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or

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hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of the stockholder or disinterested directors or otherwise. The Board of Directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the Corporation or others and for such other indemnification of directors, officers, employees or agents as it shall deem appropriate.

        (C) Insurance Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of or person serving in any other capacity with, the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including serving as a trustee or fiduciary of any employee benefit plan) against any expenses, liabilities or losses, whether or not the Corporation would have the power to indemnify such person against such expenses, liabilities or losses under the Delaware General Corporation Law. The Corporation may enter into contracts with any director, officer, agent or employee of the Corporation in furtherance of the provisions of this Article VI, and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article VI.

        (D) Contractual Nature. The provisions of this Article VI shall continue in effect as to a person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the heirs, executors and administrators of such person. This Article VI shall be deemed to be a contract between the Corporation and each person who, at any time that this Article VI is in effect, serves or served in any capacity which entitles him or her to indemnification hereunder and any repeal or other modification of this Article VI or any repeal or modification of the Delaware General Corporation Law, or any other applicable law shall not limit any rights of indemnification with respect to Proceedings in connection with which he or she is a Covered Person, or advancement of expenses in connection with such Proceedings, then existing or arising out of events, acts or omissions occurring prior to such repeal or modification, including without limitation, the right to indemnification for Proceedings, and advancement of expenses with respect to such Proceedings, commenced after such repeal or modification to enforce this Article VI with regard to Proceedings arising out of acts, omissions or events arising prior to such repeal or modification.

        (E) Savings Clause. If this Article VI or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, the Corporation shall nevertheless (1) indemnify each Covered Person as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and (2) advance expenses in accordance with Section 2 of this Article VI, in each case with respect to any Proceeding in connection with which he or she is a Covered Person, including an action by or in the right of the Corporation, to the fullest

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extent permitted by any applicable portion of this Article VI that shall not have been invalidated or held to be unenforceable and as permitted by applicable law.

ARTICLE VII. ACTION WITH RESPECT TO
SECURITIES OF OTHER ENTITIES

Except as otherwise directed by the Board of Directors, the President, any Vice President and the Treasurer shall each have the power to vote and to otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of holders, or with respect to any action of holders, of any other domestic or foreign corporation, limited liability company, partnership or other entity in which the Corporation may hold securities, membership or other ownership interests and otherwise to exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities or interests in such other entity, and to dispose of such securities or interests. The Board of Directors may from time to time confer like powers upon any other person or persons.

ARTICLE VIII. MISCELLANEOUS PROVISIONS.

Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on January 1st of each year and end on December 31st of that year, or such other period as the Board of Directors may fix by resolution.

Section 2. Corporate Seal. The corporate seal shall be in such form as approved by the Board of Directors and may be altered by the Board of Directors as necessary. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Use of Electronic Transmission. The Corporation is authorized to use “electronic transmissions” as defined in the Delaware General Corporation Law to the full extent allowed, including, but not limited to, for purposes of notices, proxies, waivers, resignations, and any other purpose for which electronic transmissions are permitted.

ARTICLE IX. AMENDMENTS

The Board of Directors shall have the power to make, rescind, alter, amend and repeal these Bylaws. The stockholder may make additional bylaws and may alter and repeal any bylaws whether adopted by it or otherwise.

ADOPTED JANUARY 23, 2025

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